                                  EXHIBIT 10.1

                      STOCK APPRECIATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                        THE COMPANY AND PETER J. YOUNGER

                          DATED AS OF OCTOBER 13, 1999

                      STOCK APPRECIATION RIGHTS AGREEMENT

        THIS STOCK APPRECATION RIGHTS AGREEMENT (the "Agreement"), made and entered into as of this 13th day of October, 1999, by and between The Cronos Group, a limited liability company organized and existing under the laws of Luxembourg (the "Company") and PETER J. YOUNGER ("Grantee");

                               W I T N E S S T H:

        WHEREAS, at its meeting held on June 4, 1999 in Hamburg, Germany, the Compensation Committee of the Board of Directors ("Board") of the Company resolved to issue to Grantee, who is the Chief Financial Officer of the Company, an option (the "Stock Option") to purchase Two Hundred Thousand (200,000) shares of the authorized but unissued Common Stock of the Company, at an exercise price of $4.375 per share; and

        WHEREAS, at its meeting held on August 4, 1999, in New York, the Board approved the grant of the Stock Option to Grantee, and authorized and directed that the grant of the Stock Option be submitted to the shareholders of the Company for their approval at the 1999 annual meeting; and

        WHEREAS the annual meeting of shareholders was scheduled to be held on October 26, 1999, in Luxembourg; and

        WHEREAS, on September 21, 1999, Interpool, Inc. ("Interpool") a competitor of the Company, transmitted to the Company its proposal, subject to numerous conditions, to acquire the Company by merger with Interpool's 50%-owned subsidiary, Container Applications International, Inc., for $5.00 per share in cash for all of the outstanding shares of Common Stock of the Company; and

        WHEREAS, by letter dated October 8, 1999, the Company advised Interpool that the Board of the Company had unanimously rejected the Interpool proposal as inadequate and as not in the best interest of the Company or its shareholders; and

        WHEREAS, the Board has engaged First Union Securities, Inc. ("First Union") to explore the strategic alternatives available to the Company in light of the Interpool proposal; and

        WHEREAS, in light of the importance of Grantee to the management of the Company, in light of the importance of maintaining stability and continuity in the management of the Company, and because the grant of the Stock Option to Grantee has been deferred, the Board has resolved to award

Grantee stock appreciation rights in lieu of the Stock Option on the terms and conditions set forth herein;

                NOW, THEREFORE, the parties hereto agree as follows:

        1. DEFINITIONS

                For purposes of this Agreement, the following terms shall be defined as follows:

                "Award" refers to the number of Share Units granted to Grantee.

                "Award Payment" refers to the cash payment, before withholding, to be made by the Company to Grantee for Exercised Share Units pursuant to the provisions of Section 6 hereof.

                "Board" refers to the Board of Directors of the Company.

                "Cause" refers (i) to the willful non-performance of, or willful misconduct in the performance of, Grantee's duties to the Company, and/or (ii) to other willful misconduct constituting moral turpitude.

                "Change in Control" refers to:

                (a) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the Common Stock then outstanding, but shall not include any such acquisition by:

                        (i) The Company;

                        (ii) Any Subsidiary of the Company;

                        (iii) Any employee benefit plan of the Company or of any Subsidiary of the Company;

                        (iv) Any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;

                        (v) Any Person who becomes the beneficial owner of 20% or more of the shares of Common Sock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the beneficial owner of 20% or more of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding, whereupon a Change in Control shall be deemed to have occurred; or

                        (vi) The situation where individuals who, as of the date that this Agreement is approved by the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current Board members or their successors whose election was so approved or recommended (other than any subsequently elected Board members whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board), cease for any reason to constitute at least a majority of the Board.

                "Committee" refers to the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to supervise this Agreement.

                "Common Stock" refers to the Common Stock of the Company, par value $2 per share, or such other class or kind of shares or other securities as may be applicable under Section 8 hereof.

                "Company" refers to The Cronos Group, a Luxembourg holding company, or any successor to substantially all its business. For purposes of this Agreement, all references to the "Company," where this Agreement calls for a payment to Grantee, shall refer to the then Subsidiary of the Company that is Grantee's employer for tax purposes.

                "Exercise Date" refers to the date of receipt by the Company of an Exercise Notice or, if such date is not a business day, then the first business day occurring after the date of receipt of the Exercise Notice.

                "Date of Grant" refers to October 13, 1999.

                "Designated Beneficiary" refers to the Person designated, in accordance with Section 12 hereof, by Grantee to receive payment for Grantee's Share Units.

                "Exercise Notice" refers to a notice substantially in form of Exhibit A hereto.

                "Exercised Share Units" refers to the number of Share Units submitted for payment by Grantee or an Exercising Party pursuant to Section 5 hereof.

                "Exercising Party" refers to the Designated Beneficiary or, if there is no Designated Beneficiary, to the executor, administrator, or other Person or Persons who acquire Share Units from Grantee by will or by the laws of descent and distribution.

                "Fair Market Value" refers to the closing sales price of the Common Stock as reported on the NASDAQ National Market on the applicable Exercise Date or, if there were no sales on such Exercise Date, the average of the highest and the lowest quoted selling prices on said market for the preceding business day on which sales of Common Stock did occur.

                "Grant Price" refers to $4.375.

                "Hardship" refers to an emergency or any other unusual or unexpected situation affecting Grantee's (or, if Grantee has died, the Exercising Party's) financial affairs, including, but not limited to, illness or accident involving Grantee or his dependents (or, if the Grantee has died, the Exercising Party's dependents) which, in the opinion of the Committee, presents a severe economic hardship to such Persons.

                "Payment Date" refers to the date on which Grantee first becomes entitled to receive payment for all or any portion of the Share Units as provided for in Section 7 hereof.

                "Permanent Disability" refers to a physical or mental impairment rendering Guarantee substantially unable to function as an officer of the Company or a Subsidiary, as the case may be, for any period of six consecutive months. Any dispute as to whether Grantee is subject to a Permanent Disability shall be resolved by a physician mutually acceptable to Grantee and the Committee, whose decision shall be final and binding upon Grantee and the Company.

                "Person" refers to any individual, firm, corporation, limited liability company, partnership, or other entity.

                "Share Unit Account" refers to the account maintained by the Company with respect to the Award made to Grantee pursuant to Section 3 hereof.

                "Share Unit" refers to the equivalent of one share of Common Stock.

                "Subsidiary" refers to (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

        2. GRANT OF SHARE UNITS

                The Company hereby grants to Grantee, effective the Date of Grant, Two Hundred Thousand (200,000) Share Units. The grant of the Share Units to Grantee entitles Grantee or an Exercising Party, as the case may be, to receive cash payments from the Company in amounts and on the terms and conditions hereinafter set forth.

        3. SHARE UNIT ACCOUNT

                The Company shall record in a separate account (the "Share Unit Account") the number of Share Units granted to Grantee. The Company shall debit Grantee's Share Unit Account from time-to-time with all Exercised Share Units, effective the Exercise Date of such Exercised Share Units, and shall credit or debit, as appropriate, Grantee's Share Unit Account with any adjustments required pursuant to Section 8 hereof.

        4. TIME OF EXERCISE OF AWARD

                (a) The Award shall become exercisable over a period of three
(3) years, as follows. Conditional upon Grantee's continuous employment by the Company or a Subsidiary following the Date of Grant to the relevant anniversary date, and subject to the following subsections of this Section 4, Grantee shall have the right to exercise one-third (1/3) of the Award on each of the first three anniversaries of the Date of Grant. Any portion of the Award that Grantee has the right to exercise but elects not to exercise shall remain available for exercise by Grantee under the terms of this Agreement, subject to the provisions of Section 10 hereof.

                (b) Subject to the provisions of subsection (c) below, if Grantee resigns from the Company or a Subsidiary, then Grantee may exercise the Award, as to any portion thereof that Grantee has the right to exercise as of the date of resignation pursuant to the provisions of subsection (a) above, within ninety (90) days from the date of such resignation. If Grantee does not exercise the Award within the time specified herein, then the Award and the Share Units granted thereunder shall lapse and terminate.

                (c) If Grantee resigns from the Company or a Subsidiary within twelve (12) months following a Change in Control, then and in such event the Award shall become fully exercisable. In such event, Grantee may exercise the Award at any time within ninety (90) days from the date of such resignation. If Grantee does not exercise the Award within the time specified herein, then the Award and the Share Units granted thereunder shall lapse and terminate.

                (d) If Grantee is terminated by the Company or a Subsidiary without Cause, then and in such event the Award shall become fully exercisable. In such event, Grantee may exercise the Award at any time within ninety (90) days from the date of such termination. If Grantee does not exercise the Award within the time specified herein, then the Award and the Share Units granted thereunder shall lapse and terminate.

                (e) If Grantee is terminated by the Company or a Subsidiary for Cause, then and in such event the Award, to the extent Grantee has not exercised the Award prior to the date of such termination, shall lapse and terminate.

                (f) In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, then and in such event the Award shall become fully exercisable. The Board of Directors shall provide written notification of such proposed transaction to Grantee (or, in the event of his death, to the Exercising Party) at least fifteen (15) days prior to such proposed transaction, and the Award and the Share Units then in the Share Unit Account, to the extent that the Award is not fully exercised during such fifteen (15)-day period, shall lapse and terminate immediately prior to such proposed transaction.

                (g) In the event of the proposed dissolution or liquidation of the Company, then and in such event the Award shall become fully exercisable. The Board of Directors shall provide written notification of such proposed transaction to Grantee (or, if he is not then living, to the Exercising Party) within fifteen (15) days prior to such transaction, and the Award and the Share Units then in the Share Unit Account, to the extent that the Award is not fully exercised during such fifteen (15)-day period, shall lapse and terminate immediately prior to such proposed transaction.

                (h) In the event that Grantee becomes subject to a Permanent Disability while employed by the Company or a Subsidiary, then and in such event the Award shall become fully exercisable by Grantee or by his legal representative at any time within ninety (90) days from the date of determination that the Grantee is subject to a Permanent Disability. If Grantee or his legal representative does not exercise the Award within the time specified herein, then the Award and the Share Units granted thereunder shall lapse and terminate.

                (i) In the event of the death of Grantee while employed by the Company or a Subsidiary, then and in such event the Award shall become fully exercisable by the Exercising Party at any time within ninety (90) days from the date of Grantee's death. If the Exercising Party does not exercise the Award within the time specified herein, then the Award and the Share Units granted thereunder shall lapse and terminate.

        5. METHOD OF EXERCISE

                The Award shall be exercised by the delivery of a written Exercise Notice, in the form included as Exhibit A hereto, by Grantee, or in the case of Grantee's death, the Exercising Party, to the Company at its principal place of business, stating the election to exercise the Award and the number of Share Units in respect of which the Award is being exercised (the "Exercised Share Units"). In no event shall the Award be exercised for fewer than 25,000 Share Units or, if less, the total number of Share Units then remaining in Grantee's Share Unit Account.

        6. AWARD PAYMENT

        The Award Payment shall be the amount determined as follows:

                (i) by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock of the Company on the Exercise Date over the Grant Price by

                (ii) the number of Exercised Share Units.

        7. PAYMENT FOR EXERCISED SHARE UNITS

                (a) Subject to the following subsections of this Section 7, the Award Payment shall be made by the Company to Grantee (or the Exercising Party, as the case may be) within ten (10) business days after the Exercise Date. The Company shall have the right to withhold from the Award Payment such amounts as the Company deems necessary or appropriate to satisfy any federal, state, local, or foreign withholding tax requirement, including, but not limited to, income tax, FICA withholding, and excise tax. Grantee shall be obligated to pay any and all taxes of any kind which may be imposed on Grantee or result from the exercise of the Award during the Grantee's lifetime or at death.

                (b) Grantee may elect to receive his Award Payment in any number of equal annual installments, not to exceed four (4), commencing on the Payment Date, as specified by Grantee in the Exercise Notice, provided that such written election (which shall be irrevocable except as provided in subsection (c) below) shall be made not later than December 31, 1999.

                (c) In the event of a Change in Control, any election pursuant to Subsection (b) above shall be automatically revoked as to any then unpaid installments and full payment shall be made within ten (10) business days of the date of the event giving rise to the Change in Control.

                (d) In the event an election is made to receive the Award Payment in installments, each succeeding installment shall be paid on the anniversary date of the Payment Date.

                (e) Anything to the contrary notwithstanding in this Section 7, the Committee may, in its sole discretion, at the request of Grantee or an Exercising Party made after Grantee's death, and in the event of Hardship, accelerate payment of benefits payable to Grantee or the Exercising Party, as the case may be.

        8. ADJUSTMENT OF SHARE UNITS UPON CHANGES IN CAPITALIZATION

                The number of Share Units covered by this Agreement and the Grant Price shall be proportionately adjusted in the event of a subdivision of the outstanding Common Stock of the Company, a declaration of a dividend payable in Common Stock of the Company, a declaration of a dividend payable in a form other than Common Stock of the Company in an amount that has a material effect on the price of the Common Stock of the Company, a combination or consolidation of the outstanding Common Stock of the Company (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization of the Company, a spin-off, stock split, reverse stock split, or any other increase or decrease in the number of issued and outstanding shares of Common Stock of the Company effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Share Units subject to the Award or the Grant Price.

        9. TRANSFER OF SHARE UNITS

                Unless sooner terminated pursuant to the provisions of Sections 4 or 10 hereof,

                (a) The Award shall be exercisable during Grantee's lifetime only by Grantee and may not be transferred or assigned;

                (b) The Award is transferable by Grantee upon Grantee's death by will or by the laws of descent and distribution; and

                (c) In the event of Grantee's death, the Exercising Party may exercise any portion of the Award, as permitted by Section 4 hereof, that is exercisable at the time of Grantee's death and that has not previously been exercised by Grantee, provided that any such exercise must be made pursuant to the provisions of Section 5 above.

                (d) Other than as explicitly permitted by this Agreement, Grantee's right to payment for Exercised Share Units shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of Grantee.

        10. TERMINATION OF AWARD

                To the extent not earlier terminated by exercise in full in accordance with this Agreement, the Award and the Share Units granted thereunder shall terminate on the earliest to occur of the following dates:

                (a) October 12, 2009; or

                (b) As specified in Section 4 hereof.

        11. RIGHTS AS SHAREHOLDER

                Neither Grantee nor any Exercising Party will be deemed to be a holder of any shares of Common Stock or have any rights as a shareholder of the Company with respect to the Award or the Share Units.

        12. DESIGNATION OF BENEFICIARY

                Grantee may at any time designate a beneficiary to receive payment of his Award in the event of his death. Such designation shall be in writing, signed by Grantee and delivered to the Company. Such designation may be revoked at any time in writing by Grantee, in which case, a new designation may be made.

        13. MODIFICATION, EXTENSION AND RENEWAL

                The Board may modify, extend, or renew the Award or accept an exchange of the Award (to the extent not theretofore exercised) for the granting of a new stock award in substitution therefor. However, notwithstanding the foregoing provisions of this Section 13 or any other provision of this Agreement, there shall be no modification, extension, or renewal of the Award without the written consent of Grantee which would in any way alter or impair any right of Grantee with respect to the Award or under this Agreement.

        14. GRANTEE'S EMPLOYMENT

                This Agreement provides Grantee no guarantee of continuing employment with the Company or any Subsidiary. The terms of Grantee's employment with the Company or any Subsidiary are set forth in Grantee's employment agreement.

        15. UNFUNDED OBLIGATION

                It is the intention of the Company and Grantee that the obligation of the Company to make any Award Payment under this Agreement be unfunded for tax and all other purposes. Grantee has the status of a general unsecured creditor of the Company with respect to the making of any Award Payment by the Company to Grantee. Prior to the making of any Award Payment for any Exercised Share Units by the Company to Grantee under this Agreement, nothing contained herein shall give Grantee any rights that are greater than those of a general unsecured creditor of the Company.

        16. DISPUTE RESOLUTION

                Should any dispute or controversy arising from or related to this Agreement arise between the parties that the parties are incapable of resolving themselves through good faith negotiation, then such dispute or controversy shall be submitted for resolution by J.A.M.S. ("JAMS") in San Francisco, California, or at such other location as is agreed upon by the parties. Any dispute shall first be submitted to JAMS for mediation pursuant to the mediation services provided by JAMS. Should the dispute between the parties not be successfully mediated by JAMS within 90 days of its submission (subject to any extension agreed to by the parties) then and in such event the dispute shall be submitted for binding arbitration by JAMS pursuant to the rules and practices of JAMS. Unless agreed to by the parties, the representative of JAMS who attempts to mediate any dispute between the parties shall not be the representative of JAMS who arbitrates the dispute. Judgment upon any award by the arbitrator(s) may be entered in any court having jurisdiction thereof. It is agreed that the prevailing party in any such arbitration or other action arising from or relating to this Agreement shall be entitled to reimbursement of its or his reasonable costs and expenses, including attorneys' fees. Each party consents to the exercise over it or him of personal jurisdiction by the arbitrator(s) selected by JAMS to resolve any dispute hereunder.

        17. NOTICES

                (a) Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed properly given if given in writing or by electronic mail and either delivered through a commercially-recognized overnight delivery service or, if sent by electronic mail or telecopier, to the party or to an officer of the party to whom the same is directed, addressed as follows:

                       (i) If to Cronos, to:     The Cronos Group
                                                 444 Market Street, 15th Floor
                                                 San Francisco, California 94104
                                                 Attn: Dennis J. Tietz
                                                 Chief Executive Officer
                                                 Fax: (415) 677-9196
                                                 Email: djt@cronos.com

                       (ii) If to Grantee, to:  Peter J. Younger
                                                The Cronos Group
                                                Orchard Lea, Winkfield Windsor
                                                Berkshire SL44RU England
                                                Fax: 011 44 1344 894 104
                                                Email: pjy@cronos.com

                (b) Any party identified above may change the address to which notices are to be given hereunder by giving notice to the other party in the manner herein provided.

                (c) All notices, demands, and requests shall be deemed to have been given on the business day on which it was delivered by hand or commercial messenger or air courier service to such party, at his or its address specified above, or, if sent by facsimile or electronic mail, when electronically confirmed. Any facsimile transmission or electronic mail not sent on a business day, or not sent during the hours of 8:30 a.m. to 5:00 p.m. on a business day of the recipient, shall be deemed sent on the next business day.

        18. ENTIRE AGREEMENT

                This Agreement (with its exhibit) represents the entire agreement of the parties with respect to the subject matter hereof, and supersedes in their entirety all prior agreements and undertakings of the parties with respect to the subject matter hereof, and may not be modified except by means of a writing signed by a duly authorized representative of the Company and by Grantee. This Agreement shall be governed by and construed strictly in accordance with its terms and by the laws of State of California.

        19. BINDING AGREEMENT

                This Agreement shall be binding on the Company, its successors and assigns, and Grantee and his executors, administrators, heirs, successors, and assigns.

        20. COUNTERPARTS

                This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding upon all parties hereto, notwithstanding that all parties have not signed the same counterpart.

                IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the day and year first above written.


                                                     THE CRONOS GROUP


                                            By /s/ DENNIS J. TIETZ
                                              ----------------------------------
                                                   Dennis J. Tietz
                                                   Chief Executive Officer


                                            And    /s/ CHARLES THARP
                                               ---------------------------------
                                                   Charles Tharp
                                                   Director & Chair
                                                   Compensation Committee


                                                   /s/ PETER J. YOUNGER
                                                 -----------------------------
                                                   Peter J. Younger